Exhibit (n)(i)(B)

DIREXION FUNDS

Schedule A

to the

Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

Investor Class

The Investor Class shares of these Funds may be subject to a Rule 12b-1 fee of up to 0.25% and a non-Rule 12b-1 shareholder services fee of up to 0.25%:

Evolution Managed Bond Fund

Evolution All-Cap Equity Fund

Evolution Market Leaders Fund

Evolution Alternative Investment Fund

Service Class

The Service Class shares of these Funds may be subject to a Rule 12b-1 fee of up to 1.00%:

HCM Freedom Fund

Institutional Class

The Institutional Class shares of these Funds are not subject to a Rule 12b-1 fee:

Direxion/Wilshire Dynamic Fund

Direxion Indexed Commodity Strategy Fund

Direxion Indexed Managed Futures Strategy Fund

Direxion Long/Short Global Currency Fund

Class A

The Class A shares of these funds may be subject to a Rule 12b-1 fee of up to 0.25%:

Direxion Indexed Commodity Strategy Fund

Direxion/Wilshire Dynamic Fund

Direxion Indexed Managed Futures Strategy Fund

Direxion Long/Short Global Currency Fund

Class C

The Class C shares of these Funds may be subject to a Rule 12b-1 fee of 1.00%:

Direxion Indexed Commodity Strategy Fund

Direxion/Wilshire Dynamic Fund

Direxion Indexed Managed Futures Strategy Fund

Direxion Long/Short Global Currency Fund

Dated: August 13, 2008

Amended: February 11, 2009

Amended: November 23, 2009

Amended: February 10, 2010

Amended: November 23, 2010

Amended: November 22, 2011

Amended: January 30, 2012

Amended: February 7, 2013

Amended: August 14, 2013